Exhibit 1.3

DIAGEO PLC AND DIAGEO CAPITAL PLC

OFFICER’S CERTIFICATE

In connection with the issuance of the 3.50% Guaranteed Debt Securities due 2007 (the “Securities”) by Diageo Capital plc (the “Issuer”) pursuant to the Indenture dated as of August 3, 1998 (the “Indenture”) among the Issuer, Diageo plc (the “Guarantor”) and Citibank, N.A., as Trustee (section references herein being to the Indenture), and pursuant to the authorization of the Board of Directors of the Guarantor by Resolutions adopted on October 30, 2001 and April 17, 2002 and of the Board of Directors of the Issuer by Resolutions adopted October 30, 2001 and April 22, 2002 each of the undersigned hereby confirms that the following terms and conditions of the Securities were established in accordance with Section 301 of the Indenture:

Title of Securities:	3.50% Guaranteed Notes due 2007

Issue Price:	99.791%

Issue Date:	November 19, 2002

Principal Amount of Securities:	$1,000,000,000

Form of Securities:	The Securities will be issued in the form of global notes that will be deposited with The Depository Trust company, New York, New York (“DTC”) on the closing date. Two global notes will be issued to DTC, which will be executed and delivered in substantially the form attached hereto as Exhibit A. In certain circumstances described in the Indenture, Securities may be issued in definitive form.

Maturity:	November 19, 2007

Interest Rate:	3.50% per annum, accruing from November 19, 2002.

Interest Payment Dates:	Interest shall be payable on May 19 and November 19 of each year, commencing on May 19, 2003, provided that if such Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day.

Exhibit 1.3

“Business Day” shall have the meaning assigned to it in the Indenture.
Regular Record Dates:	Interest shall be paid to the holder in whose name the Securities are registered at the close of business on the May 4 or November 4 (whether or not a Business Day), as the case may be, next preceding the relevant Interest Payment Date

Place of Payment, Paying Agent, Registration of Transfer and Exchange:	Citibank, N.A. Corporate Agency & Trust 111 Wall Street 14th Floor New York, NY 10043

Notices and Demands to Issuer:	Diageo Capital plc 8 Henrietta Place London W1G 0NB England Attn: Secretary

or

Diageo North America, Inc. Six Landmark Square Stamford, CT 06901-2704 USA

Notices and Demands to Guarantor:	Diageo plc 8 Henrietta Place London W1G 0NB England Attn: Secretary

or

Diageo North America, Inc. Six Landmark Square Stamford, CT 06901-2704 USA

Redemption Provisions:	Optional, in whole but not in part, at the option of the Issuer or the Guarantor, at any time in accordance with Section 1108 of the Indenture

Defeasance and Discharge of Securities (Section 403):	Applicable

Exhibit 1.3

Additional Amounts:	Pursuant to Section 1004 of the Indenture, the obligations of the Issuer and the Guarantor to pay additional amounts thereunder shall be subject to the additional exceptions specified in the form of Notes set forth in Exhibit A hereto.

Other Term of the Securities:	The other terms of the Securities shall be substantially as set forth in the Indenture, the form of Notes attached hereto as Exhibit A, the Prospectus dated November 30, 2001 (the “Prospectus”) relating to the Securities and the Prospectus Supplement dated November 12, 2002 to the Prospectus.

     In connection with the aforementioned issuance, the undersigned hereby certifies to the best of his knowledge that:

1.	The undersigned has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the Guarantees endorsed thereon by the Company, and the definitions in the Indenture relating thereto.

2.	The undersigned has examined the resolutions of the Board of Directors of the Company adopted prior to the date hereof relating to the authorization, issuance, authentication and delivery of the Securities and the Guarantees, such other corporate records of the Company and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

3.	In the opinion of the undersigned, such examination is sufficient to enable him to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

4.	The undersigned is of the opinion that the covenants and conditions referred to above have been complied with.

Exhibit 1.3

IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name.

Dated: November 19, 2002

DIAGEO CAPITAL PLC
/s/ Roger Myddelton

Name: Roger Myddelton
Title: Director

DIAGEO PLC
/s/ Nicholas Rose

Name: Nicholas Rose
Title: Director